UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 27, 2009 (February 24, 2009)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. William A. Millichap, who is currently a member of the Board of Directors of Essex Property Trust, Inc. (the “Company”), has decided that he will not stand for re-election to the Board of Directors when his term expires at the 2009 Annual Meeting of Shareholders (“Annual Meeting”). Mr. Millichap is not a member of any of the committees of the Board of Directors of the Company. He is not standing for re-election due to reasons unrelated to the Company.

Item 8.01.	Other Items.

The Board of Directors has decided not to replace the position that will be vacated by Mr. Millichap. Therefore, effective as of the Annual Meeting, the Board of Directors has decided to reduce the size of the Board of Directors to nine.

In light of the future reduction in board size, on February 24, 2009 the Board of Directors changed the classification of Mr. Michael J. Schall’s directorship from Class II to Class III to achieve a better balance between the three classes of directors in accordance with the rules of the New York Stock Exchange. Following such change, the current Board of Directors is organized as follows:

Class I (terms expiring in 2010)
Keith R. Guericke
Issie N. Rabinovitch
Thomas E. Randlett

Class II (terms expiring in 2011)
David W. Brady
Robert E. Larson
Willard H. Smith, Jr.

Class III (terms expiring in 2009)
George M. Marcus
Gary P. Martin
William A. Millichap (who is not standing for re-election)
Michael J. Schall

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2009	ESSEX PROPERTY TRUST, INC.

	By:	/s/ Michael T. Dance
Michael T. Dance
Executive Vice President & Chief Financial Officer